FIRST AMENDED AND RESTATED

                                    AGREEMENT


                                       OF


                               LIMITED PARTNERSHIP


                                       OF


                                FERRELLGAS, L.P.


                                 KC01 220952.1

                                TABLE OF CONTENTS
                                                                          Page

         ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1      Formation..............................................  1
         1.2      Name...................................................  1
         1.3      Registered Office; Principal Office....................  1
         1.4      Power of Attorney......................................  1
         1.5      Term...................................................  3
         1.6      Possible Restrictions on Transfer......................  3

         ARTICLE II
                                   DEFINITIONS

         Additional Limited Partner......................................  3
         Adjusted Capital Account........................................  3
         Adjusted Property...............................................  3
         Affiliate.......................................................  4
         Agreed Allocation...............................................  4
         Agreed Value....................................................  4
         Agreement.......................................................  4
         Audit Committee.................................................  4
         Available Cash..................................................  4
         Book-Tax Disparity..............................................  5
         Business Day....................................................  5
         Capital Account.................................................  5
         Capital Contribution............................................  5
         Capital Interests...............................................  5
         Carrying Value..................................................  5
         Certificate of Limited Partnership..............................  6
         Closing Date....................................................  6
         Code............................................................  6
         Common Unit.....................................................  6
         Contributed Property............................................  6
         Contribution Agreement..........................................  6
         Curative Allocation.............................................  6
         Delaware Act....................................................  6
         Departing Partner...............................................  6
         Economic Risk of Loss...........................................  6
         Event of Withdrawal.............................................  6
         Exchange Act....................................................  6
         Ferrell.........................................................  7
         Ferrellgas......................................................  7
         General Partner.................................................  7
         IDR.............................................................  7
         Indemnitee......................................................  7
         Initial Limited Partner.........................................  7
         Limited Partner.................................................  7
         Liquidation Date................................................  7
         Liquidator......................................................  7
         Merger Agreement................................................  7
         MLP.............................................................  7
         MLP Agreement...................................................  7
         MLP Offering....................................................  7
         MLP Registration Statement......................................  7
         MLP Subsidiary..................................................  7
         MLP Underwriting Agreement......................................  8
         National Securities Exchange....................................  8
         Net Agreed Value................................................  8
         Net Income......................................................  8
         Net Loss........................................................  8
         Net Termination Gain............................................  8
         Net Termination Loss............................................  8
         Nonrecourse Built-in Gain.......................................  9
         Nonrecourse Deductions..........................................  9
         Nonrecourse Liability...........................................  9
         OLP Offering....................................................  9
         OLP Registration Statement......................................  9
         OLP Subsidiary..................................................  9
         OLP Underwriting Agreement......................................  9
         Opinion of Counsel..............................................  9
         Partners........................................................  9
         Partner Nonrecourse Debt........................................  9
         Partner Nonrecourse Debt Minimum Gain...........................  9
         Partner Nonrecourse Deductions..................................  9
         Partnership..................................................... 10
         Partnership Interest............................................ 10
         Partnership Minimum Gain........................................ 10
         Percentage Interest............................................. 10
         Person.......................................................... 10
         Quarter......................................................... 10
         Recapture Income................................................ 10
         Registration Statements......................................... 10
         Required Allocations............................................ 10
         Residual Gain" or "Residual Loss................................ 10
         Restricted Activities........................................... 10
         Securities Act.................................................. 10
         Senior Notes.................................................... 10
         Special Approval................................................ 11
         Subsidiary...................................................... 11
         Substituted Limited Partner..................................... 11
         Surviving Business Entity....................................... 11
         Termination Capital Transactions................................ 11
         Underwriting Agreements......................................... 11
         Unit............................................................ 11
         Unrealized Gain................................................. 11
         Unrealized Loss................................................. 11
         Withdrawal Opinion of Counsel................................... 11

         ARTICLE III
                                     PURPOSE

         3.1      Purpose and Business................................... 12
         3.2      Powers................................................. 12

         ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         4.1      Initial Contributions.................................. 12
         4.2      Contributions by Ferrellgas and the MLP................ 12
         4.3      Additional Capital Contributions....................... 13
         4.4      No Preemptive Rights................................... 13
         4.5      Capital Accounts....................................... 13
         4.6      Interest............................................... 15
         4.7      No Withdrawal.......................................... 15
         4.8      Loans from Partners.................................... 15

         ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

         5.1      Allocations for Capital Account Purposes............... 15
         5.2      Allocations for Tax Purposes........................... 19
         5.3      Requirement of Distributions........................... 20

         ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

         6.1      Management............................................. 21
         6.2      Certificate of Limited Partnership..................... 22
         6.3      Restrictions on General Partner's Authority............ 22
         6.4      Reimbursement of the General Partner................... 23
         6.5      Outside Activities..................................... 23
         6.6      Loans to and from the General Partner; Contracts with
                    Affiliates........................................... 24
         6.7      Indemnification........................................ 25
         6.8      Liability of Indemnitees............................... 27
         6.9      Resolution of Conflicts of Interest.................... 27
         6.10     Other Matters Concerning the General Partner........... 28
         6.11     Title to Partnership Assets............................ 29
         6.12     Reliance by Third Parties.............................. 29

         ARTICLE VII
                  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

         7.1      Limitation of Liability................................ 30
         7.2      Management of Business................................. 30
         7.3      Return of Capital...................................... 30
         7.4      Rights of the Limited Partner Relating to the
                    Partnership.......................................... 30

         ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         8.1      Records and Accounting................................. 31
         8.2      Fiscal Year............................................ 31



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         ARTICLE IX
                                   TAX MATTERS

         9.1      Preparation of Tax Returns............................... 31
         9.2      Tax Elections............................................ 31
         9.3      Tax Controversies........................................ 31
         9.4      Organizational Expenses.................................. 32
         9.5      Withholding.............................................. 32
         9.6      Opinions of Counsel...................................... 32

         ARTICLE X
                              TRANSFER OF INTERESTS

         10.1     Transfer................................................. 32
         10.2     Transfer of the General Partner's Partnership Interest... 32
         10.3     Transfer of the Limited Partner's Partnership interest... 33

         ARTICLE XI
                              ADMISSION OF PARTNERS

         11.1     Admission of Initial Partners............................ 33
         11.2     Admission of Ferrellgas as a Limited Partner............. 33
         11.3     Admission of Substituted Limited Partners................ 33
         11.4     Admission of Successor General Partner................... 33
         11.5     Amendment of Agreement and Certificate of
                    Limited Partnership.................................... 34
         11.6     Admission of Additional Limited Partners................. 34

         ARTICLE XII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

         12.1     Withdrawal of the General Partner........................ 34
         12.2     Removal of the General Partner........................... 35
         12.3     Interest of Departing Partner and Successor General
                    Partner................................................ 36
         12.4     Reimbursement of Departing Partner....................... 36
         12.5     Withdrawal of the Limited Partner........................ 36

         ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

         13.1     Dissolution.............................................. 36
         13.2     Continuation of the Business of the Partnership after
                    Dissolution............................................ 37
         13.3     Liquidation.............................................. 37
         13.4     Distributions in Kind.................................... 38
         13.5     Cancellation of Certificate of Limited Partnership....... 38
         13.6     Reasonable Time for Winding Up........................... 39
         13.7     Return of Capital........................................ 39
         13.8     Capital Account Restoration.............................. 39
         13.9     Waiver of Partition...................................... 39



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         ARTICLE XIV
                       AMENDMENT OF PARTNERSHIP AGREEMENT

         14.1     Amendment to be Adopted Solely by General Partner........ 39
         14.2     Amendment Procedures..................................... 40

         ARTICLE XV
                                     MERGER

         15.1     Authority................................................ 40
         15.2     Procedure for Merger or Consolidation.................... 40
         15.3     Approval by Limited Partner of Merger or Consolidation... 41
         15.4     Certificate of Merger.................................... 41
         15.5     Effect of Merger......................................... 42

         ARTICLE XVI
                               GENERAL PROVISIONS

         16.1     Addresses and Notices.................................... 42
         16.2     References............................................... 42
         16.3     Pronouns and Plurals..................................... 42
         16.4     Further Action........................................... 42
         16.5     Binding Effect........................................... 42
         16.6     Integration.............................................. 42
         16.7     Creditors................................................ 43
         16.8     Waiver................................................... 43
         16.9     Counterparts............................................. 43
         16.10    Applicable Law........................................... 43
         16.11    Invalidity of Provisions................................. 43

                           FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                                FERRELLGAS, L.P.


                  THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF FERRELLGAS, L.P., dated as of April 23, 1996, is entered into by and among Ferrellgas, Inc., a Delaware corporation, as the General Partner, and Ferrellgas Partners, L.P., a Delaware limited partnership, as the Limited Partner, together with any other Persons who become Partners in the Partnership as provided herein. The Partnership previously has been governed by the terms of an Agreement of Limited Partnership dated as of July 5, 1994. The General Partner and the Limited Partner now desire to amend and restate the original Agreement of Limited Partnership in its entirety as set forth herein.

                  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

                  1.1 Formation. (a) The General Partner and the Initial Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

                  1.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of "Ferrellgas, L.P"' The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partner of such change in the next regular communication to the Limited Partner.

                  1.3 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership and the address of the General Partner shall be One Liberty Plaza, Liberty, Missouri 64068, or such other place as the General Partner may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.

                  1.4 Power of Attorney. (a) The Limited Partner hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 13.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution,

KC01 220952.1

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as its true,and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

                           (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article X, XI, XII or XIII or the Capital Contribution of any Partner; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
         Article XV; and

                           (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when the consent or approval of the Limited Partner is required by any provision of this Agreement, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary consent or approval of the Limited Partner is obtained.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Limited Partner and the transfer of all or any portion of the Limited Partner's Partnership Interest and shall extend to the Limited Partner's heirs, successors, assigns and personal representatives. The Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and the Limited Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. The Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

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                  1.5 Term.  The  Partnership  commenced  upon the filing of the
Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on July 31, 2084, or until the earlier termination of the Partnership in accordance with the provisions of Article XIII.

                  1.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership as an association taxable as a corporation or would otherwise result in the Partnership being taxed as an entity for federal income tax purposes, then, the General Partner may impose such restrictions on the transfer of Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership from being taxed as an association taxable as a corporation or otherwise as an entity for federal income tax purposes, including, without limitation, making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions.


                                   ARTICLE II
                                   DEFINITIONS

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                           "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 11.6 and who is shown as such on the books and records of the Partnership.

                           "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation
         Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)), and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                           "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.5(d)(i) or 4.5(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to
         Section 4.5(d)(i) or 4.5(d)(ii).


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                           "Affiliate"  means,  with respect to any Person,  any
         other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                           "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5. 1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

                           "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed by the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.5(c)(i). Subject to Section 4.5(c)(i), the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

                           "Agreement" means this First Amended and Restated Agreement of Limited Partnership of Ferrellgas, L.P., as it may be amended, supplemented or restated from time to time.

                           "Audit Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are neither officers nor employees of the General Partner or any of its Affiliates.

     "Available Cash" means with respect to any period and without duplication:
                  (a)      the sum of:

                           (i) all cash receipts of the Partnership during such period from all sources (including, without limitation, distributions of cash received by the Partnership from an OLP Subsidiary) plus, in the case of the Quarter ending October 31, 1994, the cash balance of the Partnership as of the close of business on the Closing Date; and

                           (ii) any reduction with respect to such period in a cash reserve previously established pursuant to clause (b)(ii) below (either by reversal or utilization) from the level of such reserve at the end of the prior period;

                  (b)      less the sum of:

                           (i) all cash  disbursements of the Partnership during
         such period, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Partnership Interests, capital expenditures, contributions, if any, to an OLP Subsidiary and cash distributions to Partners (but only to the extent that such cash distributions to Partners exceed Available Cash for the immediately preceding Quarter); and


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                           (ii) any cash  reserves  established  with respect to
         such period, and any increase with respect to such period in a cash reserve previously established pursuant to this clause (b)(ii) from the level of such reserve at the end of the prior period, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (A) to provide for the proper conduct of the business of the Partnership (including, without limitation, reserves for future capital expenditures or capital contributions to an OLP Subsidiary) or (B) to provide funds for distributions to the Partners in respect of any one or more of the next four Quarters or (C) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject;

         provided, however, that for purposes of determining Available Cash for the Quarter ending October 31, 1994, such Quarter shall be deemed to commence on the Closing Date. Notwithstanding the foregoing (x) disbursements (including, without limitation, contributions to an OLP Subsidiary or disbursements on behalf of an OLP Subsidiary) made or reserves established, increased or reduced after the end of any Quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such Quarter pursuant to
         Section 5.3(a) shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, with respect to such Quarter if the General Partner so determines and (y) "Available Cash" with respect to any period shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after the Liquidation Date.

                           "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

                           "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Missouri shall not be regarded as a Business Day.

                           "Capital   Account"   means   the   capital   account
         maintained for a Partner pursuant to Section 4.5.

                           "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to Section 4.1, 4.2, 4.3, 4.5(c) or 13.8.

                           "Capital Interests" means, with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, and with respect to any partnership, any and all partnership interests (whether general or limited) and any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                           "Carrying   Value"   means  (a)  with  respect  to  a
         Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost

KC01 220952.1
                                        5
         recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.5(d)(i) and 4.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

                           "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

                           "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the MLP Underwriting Agreement.

                           "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Common Unit" has the meaning assigned to such term in the MLP Agreement.

                           "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     "Contribution Agreement" has the meaning assigned to such term in the MLP Agreement.

                           "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(ix).

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. ss. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

                           "Departing Partner" means a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 12.1 or Section 12.2.

     "Economic  Risk of Loss" has the meaning  set forth in Treasury  Regulation
Section 1.752-2(a).

     "Event of Withdrawal" has the meaning assigned to such term in Section 12.1(a).

                           "Exchange Act" means the Securities Exchange Act of 1934, as amended supplemented or restated from time to time, and any successor to such statute.

KC01 220952.1
                                                         6

     "Ferrell" means Ferrell Companies, Inc., a Kansas corporation.

                           "Ferrellgas"  means  Ferrellgas,   Inc.,  a  Delaware
         corporation and a wholly owned subsidiary of Ferrell.

     "General Partner" means Ferrellgas, and its successors as general partner of the Partnership.

     "IDR" has the meaning assigned to such term in the MLP Agreement.

                           "Indemnitee" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

                           "Initial Limited Partner" means the MLP.

                           "Limited Partner" means the Initial Limited Partner, Ferrellgas pursuant to Section 4.2, each Substituted Limited Partner, if any, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 12.3, but excluding any such Person from and after the time it withdraws from the Partnership.

                           "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 13.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

                           "Liquidator" means the General Partner or other Person approved pursuant to Section 13.3 who performs the functions described therein.

     "Merger Agreement" has the meaning assigned to such term in Section 15.1.

     "MLP" means Ferrellgas Partners, L.P., a Delaware limited partnership.

                           "MLP  Agreement"   means  the  Agreement  of  Limited
         Partnership of Ferrellgas Partners, L.P., as it may be amended, supplemented or restated from time to time.

                           "MLP Offering" means the initial offering of Common Units to the public, as described in the MLP Registration Statement.

                           "MLP Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-53383), as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Common Units in the MLP Offering.

                           "MLP Subsidiary" means a Subsidiary of the MLP.


KC01 220952.1
                                        7

                           "MLP Underwriting Agreement" means the underwriting agreement dated June 27, 1994, among the MLP, the General Partner, Ferrell and the Underwriters named in Schedule I thereto providing for the purchase of Common Units by such Underwriters.

                           "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

                           "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to
         Section 4.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

                           "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.5(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

                           "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.5(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

                           "Net Termination Gain" means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through an OLP Subsidiary, if applicable) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.5(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

                           "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through an OLP Subsidiary, if applicable) from Termination

KC01 220952.1
                                        8

         Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.5(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

                           "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

                           "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury
         Regulation Section 1.704-(2)(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse  Liability"  has the meaning set forth in Treasury  Regulation
Section 1.752-1(a)(2).

                           "OLP Offering" means the initial offering of Senior Notes to the public, as described in the OLP Registration Statement.

                           "OLP Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-53379), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership and Ferrellgas Finance Corp. with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Senior Notes in the OLP Offering.

                         "OLP Subsidiary" means a Subsidiary of the Partnership.

                           "OLP Underwriting Agreement" means the underwriting agreement dated June 27,1994, among the Partnership, Ferrellgas Finance Corp., the General Partner and the Underwriters named in Schedule A thereto providing for the purchase of Senior Notes by such Underwriters.

                           "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the General Partner, any Affiliate of the General Partner, or the Partnership) acceptable to the General Partner.

     "Partners" means the General Partner and the Limited Partner.

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

                           "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B)

KC01 220952.1
                                        9
         of the Code)  that,  in  accordance  with the  principles  of  Treasury
         Regulation   Section   1.704-2(i),   are   attributable  to  a  Partner
         Nonrecourse Debt.

                           "Partnership"  means  Ferrellgas,  L.P.,  a  Delaware
         limited   partnership,   established  by  the  Certificate  of  Limited
         Partnership, and any successor thereto.

     "Partnership Interest" means the interest of a Partner in the Partnership.

                           "Partnership   Minimum   Gain"   means  that   amount
         determined in  accordance  with the  principles of Treasury  Regulation
         Section 1.704-2(d).

                           "Percentage Interest" means (a) as to the General Partner, in its capacity as such, 1.0101% and (b) as to the Limited Partner, 98.9899%.

                           "Person"   means  an  individual  or  a  corporation,
         partnership, trust, unincorporated organization, association or other entity.

                           "Quarter" means, unless the context requires otherwise, a three-month period of time ending on October 31, January 31, April 30, or July 31; provided, however, that the General Partner in its sole discretion may amend such period as it deems necessary or appropriate in connection with a change in the fiscal year of the Partnership.

                           "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Registration Statements" means the MLP Registration Statement and the OLP Registration Statement.

                           "Required Allocations" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) Section 5.1(b)(i) or (b) Sections 5.1(d)(i)-(vi) and (viii), such allocations (or limitations thereon) being directly or indirectly required by the Treasury regulations promulgated under Section 704(b) of the Code.

                           "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

                           "Restricted Activities" means the retail sale of propane to end users within the continental United States in the manner engaged in by Ferrellgas immediately prior to the Closing Date.

                           "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

                           "Senior Notes" means, collectively, the $200 million in aggregate principal amount of 10.0% Fixed Rate Senior Notes due 2001 and $50 million in aggregate principal

KC01 220952.1
                                       10
     amount of Floating Rate Senior Notes due 2001 to be issued by the Partnership and Ferrellgas Finance Corp. and offered and sold in the OLP Offering.

                      "Special Approval" means approval by the Audit Committee.

                           "Subsidiary" means, with respect to any Person, (i) a corporation of which more than 50% of the voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (ii) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the Capital Interests of such partnership (considering all of the Capital Interests of the partnership as a single class) is owned or controlled, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                           "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section
         11.3 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Surviving  Business  Entity"  has the  meaning  assigned  to such  term in
Section 15.2(b).

                           "Termination Capital Transactions" means any sale, transfer or other disposition of property of the Partnership occurring upon or incident to the liquidation and winding up of the Partnership pursuant to Article XIII.

     "Underwriting Agreements" means the MLP Underwriting Agreement and the OLP Underwriting Agreement.

     "Unit" has the meaning assigned to such term in this MLP Agreement.

                           "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date).

                           "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.5(d)).

     "Withdrawal  Opinion of Counsel"  has the meaning  assigned to such term in
Section 12.1(b).



KC01 220952.1
                                       11

                                   ARTICLE III
                                     PURPOSE

                  3.1 Purpose and Business. The purpose and nature of this business to be conducted by the Partnership shall be (a) to acquire, manage, and operate the assets described in the Contribution Agreement as being transferred to the Partnership and any similar assets or properties and to engage directly in, or to enter into or form any corporation, limited liability company, partnership, joint venture or other arrangement to engage indirectly in, any type of business or activity engaged in by Ferrellgas immediately prior to the Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such assets, (b) to engage directly in, or enter into or form any corporation, limited liability company, partnership, joint venture or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (c) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions to any OLP Subsidiary or loans to the MLP, an MLP Subsidiary or an OLP Subsidiary (including, without limitation, those contributions or loans that may be required in connection with its involvement in the activities referred to in clause (b) of this sentence). The General Partner has no obligation or duty to the Partnership or the Limited Partner to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

                  3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.


                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

                  4.1 Initial Contributions. In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $10.10 for an interest in the Partnership and was admitted as the general partner of the Partnership, and the Initial Limited Partner made an initial Capital Contribution to the Partnership in the amount of $989.90 for an interest in the Partnership and was admitted as a limited partner of the Partnership.

                  4.2 Contributions by Ferrellgas and the MLP. (a) On the Closing Date, Ferrellgas, as a Capital Contribution, contributed, transferred, conveyed, assigned and delivered to the Partnership the property and other rights described in the Contribution Agreement as being so contributed, transferred, conveyed, assigned and delivered in exchange for (i) the continuation of its general partner interest in the Partnership consisting of a Partnership Interest representing a 1.0101% Percentage Interest, (ii) a limited partner interest in the Partnership, which was contributed, transferred, conveyed, assigned and delivered by the General Partner to the MLP as set forth in the Contribution Agreement, and which, together with the Partnership Interest previously held by the MLP, represents a 98.9899% Percentage Interest in the Partnership, and (iii) the Partnership's assumption of, or taking of assets subject to, certain indebtedness and other liabilities, including, without limitation, the Partnership's assumption of the payment obligations of certain indebtedness of Ferrellgas, all as provided for in the Contribution Agreement.


KC01 220952.1
                                       12

                  (b) On the Closing Date, the MLP contributed in respect of its Partnership Interest approximately $255 million out of the net proceeds to the MLP from the issuance of the Common Units pursuant to the MLP Offering.

                  4.3 Additional Capital Contributions. With the consent of the General Partner, the Limited Partner may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Contemporaneously with the making of any such additional Capital Contributions by the Limited Partner, the General Partner shall be obligated to make an additional Capital Contribution to the Partnership in an amount equal to 1.0102% of the additional Capital Contribution then made by the Limited Partner. Except as set forth in the immediately preceding sentence and Section 13.8, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

                  4.4 No Preemptive Rights. Except as provided in Section 4.3, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

                  4.5 Capital Accounts. (a) The Partnership shall maintain for each Partner owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1 (b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.5(b) and allocated with respect to such Partnership Interest pursuant to Section 5. 1, and decreased by (x) the amount of cash or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.5(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

                  (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                           (i) Solely for purposes of this Section 4.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by any OLP Subsidiary that is classified as a partnership for federal income tax purposes.

                           (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5. 1.

                           (iii)  Except  as  otherwise   provided  in  Treasury
         Regulation Section 1.704-1 (b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made

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         without  regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                           (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                           (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

                           (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                  (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Sections 13.3 and 13.4 and recontributed by such Partners in reconstitution of the Partnership. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 4.5. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.5(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.5.

                           (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property

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



         immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Sections 5.1(a) and 5.1(b). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                           (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of such Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section
         5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net
         Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets, (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 4.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 14.3 or 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

     4.6 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     4.7 No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles V, VII, XII and XIII.

                  4.8 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.


                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's
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items of income,  gain, loss and deduction  (computed in accordance with Section
4.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

                  (a) Net Income. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

                           (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this
         Section 5.1 (a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1 (b)(ii) for all previous taxable years; and

                           (ii) Second, the balance, if any, 100% to the General Partner and the Limited Partner in accordance with their respective Percentage Interests.

                  (b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                           (i)  First,  100%  to the  General  Partner  and  the
         Limited Partner in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(i) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital. Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

     (ii) Second, the balance, if any, 100% to the General Partner.

                  (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss; for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1(c) after all distributions of Available Cash provided under Section 5.3 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 13.3.

                           (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.5(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partner in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                                    (A) First,  to each Partner having a deficit
                  balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account; and

                                    (B) Second,  100% to the General Partner and
                  the Limited Partner in accordance with their respective Percentage Interests.


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



                           (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.5(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                                    (A) First,  100% to the General  Partner and
                  the Limited Partner in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts; and

                                    (B) Second, the balance, if any, 100% to the
General Partner.

     (d)  Specials  Allocations.  Notwithstanding  any other  provision  of this
Section 5.1, the following special allocations shall be made for such taxable period:

                           (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1 (d)(v) and (vi)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in
         Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                           (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d) (i)), except as provided in Treasury Regulation
         Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury
         Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
         Section 5.1(d), other than Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(v) and (vi), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.7041-2(i)(4) and shall be interpreted consistently therewith.

                           (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
         items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible, unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).


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



                           (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period such Partner shall be specially allocated items of Partnership gross. income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section
         5.1 have been tentatively made as if this Section 5.1(d)(iv) were not in this Agreement.

                           (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partner, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                           (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                           (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                           (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1 (b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                           (ix)     Curative Allocation.

                                    (A)  Notwithstanding  any other provision of
                  this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such
                  Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken, into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except

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



                  to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this
                  Section 5.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                                    (B)   The   General   Partner   shall   have
                  reasonable discretion, with respect to each taxable period, to
                  (1) apply the provisions of Section 5.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

                  5.2 Allocations for Tax Purposes. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

                  (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                           (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)i(iii), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                           (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

                           (iii) The General  Partner shall apply the principles
         of  Temporary   Regulation   Section  1.704-3T  to  eliminate  Book-Tax
         Disparities.

                  (c) For the proper administration of the Partnership and for the preservation of uniformity of Units of the MLP (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury

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



Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Units of the MLP (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units of the MLP issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

                  (d) The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n), Treasury Regulation Section 1.167(c)-1(a)(6) or the legislative history of Section 197 of the Code. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Units of the MLP in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any class or classes of Units of the MLP that would not have a material adverse effect on the Limited Partner or the holders of any class or classes of Units of the MLP.

                  (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

                  (g) The General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

                  5.3 Requirement of Distributions. (a) Within 45 days following the end of (i) the period beginning on the Closing Date and ending on October 31, 1994 and (ii) each Quarter commencing with the Quarter beginning on November 1, 1994, an amount equal to 100% of Available Cash with respect to such period or Quarter shall be distributed in accordance with this Article V by the Partnership to the Partners in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.


KC01 220952.1
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



                  (b) Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Sections 13.3 and 13.4.


                                   ARTICLE VI
                      MANAGEMENT AND OPERATION OF BUSINESS

                  6.1 Management.  (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partner shall have no right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction  over  the  business  or  assets  of  the  Partnership;  (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.3); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons (including, without limitation, an OLP Subsidiary), the repayment of obligations of the Partnership and the making of capital contributions to an OLP Subsidiary; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (vi) the distribution of Partnership cash;
(vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president,"
"secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners (including, without limitation, the assets of the Partnership) as it deems necessary or appropriate;
(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships; (x) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

                  (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the MLP

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



Agreement, the Underwriting Agreements, the Contribution Agreement, the agreements and other documents filed as exhibits to the Registration Statements, and the other agreements described in or filed as a part of the Registration Statements, and the engaging by any Affiliate of the General Partner in business and activities (other than Restricted Activities) that are in direct competition with the business and activities of the MLP, the Partnership, any OLP Subsidiary and any MLP Subsidiary; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Partners; and (iii) agrees that the execution, delivery or performance by the General Partner, the MLP, the Partnership or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement, or the engaging by any Affiliate of the General Partner in any business and activities (other than Restricted Activities) that are in direct competition with the business and activities of the MLP, the Partnership, any OLP Subsidiary and any MLP Subsidiary, shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity. The term "Affiliate" when used in this Section 6.1(b) with respect to the General Partner shall not include the Partnership, the MLP, any OLP Subsidiary or any MLP Subsidiary.

                  6.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership of Ferrellgas, L.P. to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partner has limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the Limited Partner has limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to the Limited Partner.

                  6.3 Restrictions on General Partner's Authority. (a) The General Partner may not, without written approval of the specific act by the Limited Partner or by other written instrument executed and delivered by the Limited Partner subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

                  (b) Except as provided in Articles XIII and XV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions without the approval of the Limited Partner; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall

KC01 220952.1
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



not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

                  (c) Unless approved by the Limited Partner, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.3(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article XIV) or mergers or consolidations of the Partnership with any Person (which are governed by Article XV).

                  (d) At all times while serving as the general partner of the Partnership, the General Partner shall not (except as provided below) make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control unless it shall first receive an Opinion of Counsel that the effect of such dividend, distribution, repurchase or other action would not reduce its net worth below an amount such that the Partnership will be treated as an association taxable as a corporation for federal income tax purposes; provided, however, to the extent the General Partner receives distributions of cash from the Partnership or any other partnership of which the Partnership is, directly or indirectly, a partner, the General Partner shall not use such cash to make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

     6.4  Reimbursement of the General  Partner.  (a) Except as provided in this
Section 6.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

                  (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership) and (ii), all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

                  6.5 Outside Activities. (a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership,
(i) agrees that its sole business will be to act as the general partner of the Partnership, the MLP, any OLP Subsidiary and any MLP Subsidiary and to undertake activities that are ancillary or related thereto (including being a limited partner in the MLP), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by this Agreement or the MLP Agreement or described in or contemplated by the Registration Statements and
(B) the acquisition, ownership or disposition of partnership interests in the Partnership, the MLP, any OLP Subsidiary and any MLP Subsidiary, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell and its Affiliates and (iii) shall not and shall cause its Affiliates not to engage in any Restricted Activities.


KC01 220952.1
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



                  (b) Except as described or provided for in the MLP Agreement, the Registration Statements or Section 6.5(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to the MLP Agreement or this Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership, an OLP Subsidiary, the MLP or an MLP Subsidiary or anticipated to be engaged in by the Partnership, an OLP Subsidiary, the MLP, an MLP
Subsidiary or otherwise, including, without limitation, in the case of any Affiliates of the General Partner those businesses and activities (other than Restricted Activities) in direct competition with the business and activities of the Partnership, the MLP, an OLP Subsidiary or an MLP Subsidiary or otherwise described in or contemplated by the Registration Statements. Without limitation of and subject to the foregoing each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, in the case of any Affiliates of the General Partner, business interests and activities (other than Restricted Activities) in direct competition with the business and activities of the Partnership, the MLP, an OLP Subsidiary or an MLP Subsidiary, and none of the same shall constitute a breach of this Agreement or any duty to the Partnership, the MLP or any Partners. Neither the Partnership, the MLP, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the MLP Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee (subject, in the case of the General Partner, to compliance with Section 6.5(c)) and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the MLP, any Limited Partner or any other Person.

                  (c) Subject to the terms of Sections 6.5(a) and (b) but otherwise notwithstanding anything to the contrary in this Agreement, (i) the competitive activities of any Indemnitees (other than the General Partner) are hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other Obligation of any type whatsoever of the General Partner for the General Partner to permit an Affiliate of the General Partner to engage, or for any such Affiliate to engage, in business interests or activities (other than Restricted Activities) in preference to or to the exclusion of the Partnership.

                  (d) The term "Affiliates" when used in this Section 6.5 with respect to the General Partner shall not include the Partnership, the MLP, an OLP Subsidiary or an MLP Subsidiary.

                  6.6 Loans to and from the General Partner; Contracts with Affiliates. (a) (i) The General Partner, the Limited Partner, an OLP Subsidiary or any of their Affiliates may lend to the Partnership, and the Partnership may borrow, funds needed or desired by the Partnership for such periods of time as the General Partner may determine and (ii) the General Partner, the Limited Partner, an OLP Subsidiary or any Affiliate thereof may borrow from the Partnership, and the Partnership may lend to such Persons, excess funds of the Partnership for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the lending party's financial abilities or guarantees) by unrelated lenders on comparable loans. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership.

                  (b) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership or to the General Partner in the discharge of its duties as general partner of the Partnership. Any service rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided,

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



however, that the requirements of this Section 6.6(b) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(b).

                  (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (d) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(d) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 4.2, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statements, (ii) any transaction approved by Special Approval, (iii) any transaction the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or
(iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

                  (e) The General Partner and its Affiliates will have no obligation to permit the Partnership, an OLP Subsidiary or the MLP to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

                  (f) Without limitation of Sections 6.6(a) through 6.6(e), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statements are hereby approved by all Partners.

                  6.7 Indemnification. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the General Partner, any Departing Partner, any Person who is or was an officer or director of the Partnership, the General Partner or any Departing Partner and all other Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the General Partner, a Departing Partner or any of their Affiliates, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, the General Partner, any Departing Partner or any of their Affiliates or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this
Section  6.7 shall be  available  to the  General  Partner  with  respect to its obligations incurred pursuant to the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the
MLP). The termination of any action, suit or proceeding by

KC01 220952.1
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



judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this
Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

                  (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

                  (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner, agent or trustee of the Partnership, the General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreements), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.


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                  (i) No amendment,  modification  or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  6.8 Liability of Indemnitees. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partner, or any other Persons who have acquired interests in the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as General Partner set forth in Section 6.1 (a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

                  (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partner of the General Partner, its directors, officers and employees and any other Indemnitees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  6.9 Resolution of Conflicts of Interest. (a) Unless otherwise expressly provided in this Agreement or the MLP Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the MLP or the Limited Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by the Limited Partner, and shall not constitute a breach of this Agreement, of the MLP Agreement or of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the
Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or engineering practices or principles; and (D) such additional factors as the General Partner (including such Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to

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nor shall it be construed to require the General  Partner  (including such Audit
Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement, the MLP Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

                  (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the MLP, an OLP Subsidiary, the Limited Partner or any limited partner in the MLP, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partner. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership or of an OLP Subsidiary, other than in the ordinary course of business. No borrowing by the Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partner by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable the holders of IDRs to receive distributions under the MLP Agreement or increase the amount of any such distributions, (B) hasten the termination of the "Subordination Period" under the MLP Agreement or (C) reduce the "Cumulative Common Unit Arrearage" under the MLP Agreement in order to hasten the conversion of the "Subordinated Units" in the MLP into Common Units.

                  (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                  6.10 Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney

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



or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

                  (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is not reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

                  6.11 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                  6.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.



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



                                   ARTICLE VII
                  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

                  7.1 Limitation of Liability. The Limited Partner shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

                  7.2 Management of Business. The Limited Partner, in its capacity as such, shall not participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the Partnership, the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partner under this Agreement.

                  7.3 Return of Capital. The Limited Partner shall not be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

                  7.4 Rights of the Limited Partner Relating to the Partnership.
(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.4(b), the Limited Partner shall have the right, for a purpose reasonably related to the Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at the Limited Partner's own expense:

     (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

     (ii)  promptly  after  becoming   available,   to  obtain  a  copy  of  the
Partnership's federal, state and local tax returns for each year;

                           (iii) to have furnished to it, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

                           (iv) to have furnished to it, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                           (v) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

     (vi) to obtain such other information regarding the, affairs of the Partnership as is just and reasonable.

                  (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partner for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not

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



in the best interests of the Partnership or could damage the Partnership or that the Partnership is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates of the General Partner the primary purpose of which is to circumvent the obligations set forth in this
Section 7.4).


                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                  8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partner any information, lists and copies of documents required to be provided pursuant to Section 7.4(a). Any books and records maintained by or on behalf of the
Partnership in the regular course of its business, including, without limitation, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

     8.2 Fiscal Year. The fiscal year of the Partnership shall be August 1 to July 31.

                                   ARTICLE IX
                                   TAX MATTERS

                  9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each calendar year, the tax information reasonably required by the Partners for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be August 1 to July 31.

                  9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partner.

                  9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the
Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.


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



     9.4  Organizational   Expenses.  The  Partnership  shall  elect  to  deduct
expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

                  9.5 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section
5.3 in the amount of such withholding from such Partner.

                  9.6 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.


                                    ARTICLE X
                              TRANSFER OF INTERESTS

                  10.1  Transfer.  (a) The term  "transfer,"  when  used in this
Article X with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner disposes of its Partnership Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, provided, however, that the term "Transfer" shall not include the pledge, encumbrance or hypothecation by a Limited Partner of its Partnership Interest.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article X. Any Transfer or purported transfer of a Partnership Interest not made in accordance with this Article X shall be null and void.

                  (c) Nothing contained in this Article X shall be construed to prevent a disposition by the parent entity of the General Partner of any or all of the issued and outstanding capital stock of the General Partner.

                  10.2 Transfer of the General Partner's Partnership Interest. If the general partner of the MLP transfers its partnership interest as the general partner therein to any Person in accordance with the provisions of the MLP Agreement, the General Partner shall contemporaneously therewith transfer its Partnership Interest as the general partner of the Partnership to such Person, and the Limited Partner hereby expressly consents to such transfer. A Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership except for (i) a transfer described in the immediately preceding sentence, (ii) the transfer by Ferrellgas of its Partnership Interest as a Limited Partner in the Partnership to the MLP as provided in the Contribution Agreement and contemplated by Sections 4.2 and 11.2, (iii) the forced sale or other transfer of a Limited Partner's Partnership Interest pursuant to the foreclosure of, or other realization upon, any lien resulting from the pledge, encumbrance or hypothecation of such Partnership Interest, or (iv) any transfer of a Limited

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



Partner's Partnership Interest by a Person acquiring such Partnership Interest as a result of a sale or other transfer described in the immediately preceding clause (iii), or any transfer by a transferee of any such Person.

                  10.3 Transfer of the Limited Partner's Partnership interest. If the Limited Partner merges, consolidates or otherwise combines into any other Person or transfers all or substantially all of its assets to another Person, such Person may become a Substituted Limited Partner pursuant to Article XI. Except as set forth in the immediately preceding sentence and except for the transfer by Ferrellgas of its Partnership Interest as a limited partner in the Partnership to the MLP as provided in the Contribution Agreement and contemplated by Sections 4.2 and 11.2, a Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership.


                                   ARTICLE XI
                              ADMISSION OF PARTNERS

                  11.1 Admission of Initial Partners. Upon the formation of the Partnership pursuant to the filing of the Certificate of Limited Partnership, Ferrellgas was admitted to the Partnership as the sole general partner and the MLP was admitted to the Partnership as the sole limited partner.

                  11.2 Admission of Ferrellgas as a Limited Partner. Upon the making by Ferrellgas of the Capital Contributions described in Section 4.2, Ferrellgas was admitted to the Partnership as a limited partner. Upon the transfer by Ferrellgas of its Partnership Interest as a limited partner to the MLP as provided in the Contribution Agreement, Ferrellgas ceased to be a limited partner of the Partnership.

                  11.3 Admission of Substituted Limited Partners. Any person that is the successor in interest to a Limited Partner as described in Section
10.3 shall be admitted to the Partnership as a limited partner upon (a) furnishing to the General Partner (i) acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a limited partner in the Partnership and (b) obtaining the consent of the General Partner, which consent may be withheld or granted in the sole discretion of the General Partner; provided, however, that this clause (b) shall not be applicable in the case of the admission as a Limited Partner of a Person acquiring a Limited Partner's Partnership Interest as a result of a transfer described in clauses (iii) or (iv) of the second sentence of Section 10.3. Such Person shall be admitted to the Partnership as a limited partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

                  11.4 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 12.1 or 12.2 or the transferee of or successor to all of the General Partner's Partnership Interest as the general partner in the Partnership pursuant to Section 10.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 12.3, if applicable, be admitted to the Partnership as the successor General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 12.1 or 12.2 or the transfer of the General Partner's Partnership Interest as the general partner of the Partnership pursuant to Section 10.2. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution. In each case, the admission of such successor General Partner to the Partnership shall, subject to the terms hereof, be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect such admission.


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



                  11.5 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

                  11.6 Admission of Additional Limited Partners. (a) A Person (other than the General Partner, the Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the granting of the power of attorney granted in Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

                  (b) Notwithstanding anything to the contrary in this Section 11.6, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.


                                   ARTICLE XII
                        WITHDRAWAL OR REMOVAL OF PARTNERS

     12.1 Withdrawal of the General Partner. (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

     (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the Limited Partner;

     (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 10.2;

     (iii) the General Partner is removed pursuant to Section 12.2;

     (iv) the general partner of the MLP withdraws from the MLP;

                           (v) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 12.1(a)(v); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

     (vi) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and


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         non-appealable  order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

                           (vii) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in Section 12.1(a)(v), (vi) or (vii) occurs, the withdrawing General Partner shall give notice to the Limited Partner within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in the withdrawal of the General Partner from the Partnership.

                  (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

                           (i) at any time during the period beginning on the Closing Date and ending at 12:00 Midnight, Central Standard Time, on July 31, 2004 the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partner, provided, that prior to the effective date of such withdrawal the Limited Partner approves such withdrawal and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of the Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

                           (ii) at any time on or after 12:00 Midnight, Central Standard Time, on July 31, 2004, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partner, such withdrawal to take effect on the date specified in such notice; or

                           (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 12.1(a)(ii), (iii) or (iv). If the General Partner gives a notice of withdrawal pursuant to Section 12.1(a)(i) or Section 13.1(a)(i) of the MLP Agreement, the Limited Partner may, prior to the effective date of such withdrawal, elect a successor General Partner, provided, that such successor shall be the same Person, if any, that is elected by the limited partners of the MLP pursuant to Section 13.1 of the MLP Agreement as the successor to the General Partner in its capacity as general partner of the MLP. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partner as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 13.1. Any successor General Partner elected in accordance with the terms of this
         Section 12.1 shall be subject to the provisions of Section 11.4.

                  12.2 Removal of the General Partner. The General Partner shall be removed if such General Partner is removed as a general partner of the MLP pursuant to Section 13.2 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of such General Partner as the general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor to the General Partner in its capacity as general partner of the MLP is elected in connection with the removal of such General Partner as general partner of the MLP, as provided in the MLP Agreement, then the Limited Partner shall elect such successor as the successor General Partner of the Partnership and such successor shall, upon admission pursuant to Article XI, automatically become

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



a successor General Partner of the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 11.4.

                  12.3 Interest of Departing Partner and Successor General Partner. The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 12.1 or 12.2 shall (unless it is otherwise required to be converted into Common Units pursuant to Section 13.3(b) of the MLP Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the MLP Agreement. Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the General Partner. Any successor General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the removal of the Departing Partner.

                  12.4 Reimbursement of Departing Partner. The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by such departing Partner for the benefit of the Partnership.

                  12.5 Withdrawal of the Limited Partner. A Limited Partner shall not have the right to withdraw from the Partnership without the prior consent of the General Partner, which may be granted or withheld in its sole discretion, provided, however, that immediately following a transfer of a Limited Partner's Partnership Interest permitted under Section 11.3, the transferring Limited Partner shall cease to be a Limited Partner with respect to the Partnership Interest so transferred.


                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

                  13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve and, subject to Section 13.2, its affairs should be wound up, upon:

                  (a)    the expiration of its term as provided in Section 1.5;

                  (b) an Event of Withdrawal of the General Partner as provided in Section 12.1(a) (other than Section 12.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 12.1(b) or
12.2 and such successor is admitted to the Partnership pursuant to Section 11.4;

     (c) an election to dissolve the Partnership by the General Partner that is approved by the Limited Partner;

     (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

     (e) the sale of all or substantially all of the assets and properties of the Partnership; or


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



                  (f)      the dissolution of the MLP.

                  13.2 Continuation of the Business of the Partnership after Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 12.1(a)(i) or (iii) and following a failure of the Limited Partner to appoint a successor General Partner as provided in Section 12.1 or 12.2, then within 90 days thereafter or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 12.1(a)(v),
(vi) or (vii), then within 180 days thereafter, the Limited Partner may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by the Limited Partner. In addition, upon dissolution of the Partnership pursuant to Section 13.1(f), if the MLP is reconstituted pursuant to Section 14.2 of the MLP Agreement, the reconstituted MLP may, within 180 days after such event of dissolution, as the Limited Partner, elect to reconstitute the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partner, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

                           (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIII;

                           (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be purchased by the successor General Partner or converted into Common Units of the MLP as provided in the MLP Agreement; and

                           (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partner and (y) neither the Partnership nor the reconstituted limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

                  13.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 13.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in
Section 12.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by the Limited Partner, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the Limited Partner. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by the Limited Partner. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Limited Partner. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator approved in the manner provided herein shall

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



have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

                  (b) to all Partners in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g));and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

                  13.4 Distributions in Kind. (a) Notwithstanding the provisions of Section 13.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partner, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                  (b) In accordance with Section 704(c)(1)(B) of the Code, in the case of any deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, to the maximum extent possible consistent with the priorities of Section 13.3, the General Partner shall have sole discretion to treat the deemed distribution of Partnership assets to Partners as occurring in a manner that will not cause a shift of the Book Tax Disparity attributable to a Partnership asset existing immediately prior to the deemed distribution to another asset upon the deemed contribution of assets to the reconstituted Partnership, including, without limitation, deeming the distribution of any Partnership assets to be made either to the Partner who contributed such assets or to the transferee of such Partner.

                  13.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 13.3 and 13.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other

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



than the State of Delaware shall be cancelled and such other action as may be necessary to terminate the Partnership shall be taken.

                  13.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                  13.7 Return of Capital. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

                  13.8 Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

     13.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE XIV
                       AMENDMENT OF PARTNERSHIP AGREEMENT

                  14.1 Amendment to be Adopted Solely by General Partner. The Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partner), without the approval of the Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the, Partnership;

     (b)  admission,   substitution,   withdrawal  or  removal  of  Partners  in
accordance with this Agreement;

                  (c) a change that, in the sole discretion of the General Partner, is necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

                  (d) a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partner in any material respect,
(ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act), compliance with any of which the General Partner

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



determines in its sole discretion to be in the best interests of the Partnership and the Limited Partner, (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or
(iv) that is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time;

                  (e) a change in the fiscal year and taxable year of the Partnership and any changes that, in the sole discretion of the General Partner, are necessary or appropriate as a result of a change in the fiscal year and taxable year of the Partnership including, without limitation, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

                  (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (g) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

     (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 15.3;

                  (i) an amendment that, in the sole discretion of the General Partner, is necessary or desirable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1; or

     (j) any other amendments substantially similar to the foregoing.

                  14.2 Amendment Procedures. Except with respect to amendments of the type described in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. Each such proposal shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by the Limited Partner.


                                   ARTICLE XV
                                     MERGER

                  15.1 Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

     15.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General
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



Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

     (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

     (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

     (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests, securities or rights are to receive in exchange for, or upon conversion of, their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the Surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                  (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

     15.3 Approval by Limited Partner of Merger or Consolidation. (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that a copy or a summary of the Merger Agreement be submitted to the Limited Partner for its approval.

                  (b) The Merger Agreement shall be approved upon receiving the consent of the Limited Partner. After such approval by the Limited Partner, and at any time prior to the filing of the certificate of merger pursuant to Section 15.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

                  15.4 Certificate of Merger. Upon the required approval by the General Partner and the Limited Partner of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

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     15.5 Effect of Merger.  (a) At the  effective  time of the  Certificate  of merger:
                           (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                           (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                           (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

                           (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

                  (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.


                                   ARTICLE XVI
                               GENERAL PROVISIONS

                  16.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing, and shall be deemed given or made when received by it at the principal office of the Partnership referred to in Section 1.3.

     16.2 References. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  16.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa,

     16.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     16.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  16.6  Integration.   This  Agreement  constitutes  the  entire
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


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     16.7  Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                  16.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  16.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     16.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                  16.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              GENERAL PARTNER:

                              FERRELLGAS, INC.



                              By:
                              Danley K. Sheldon
                              Senior Vice President and Chief Financial Officer


                              LIMITED PARTNER:

                              FERRELLGAS PARTNERS, L.P.

                              BY:      Ferrellgas, Inc., as general partner



                              By:
                              Danley K. Sheldon,
                              Senior Vice President and Chief Financial Officer






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